UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2011
FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of Principal Executive Offices including Zip Code)
(512) 433-5200

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In connection with proposed private offerings of notes being undertaken by Forestar Group Inc. (the “Forestar Group”) and its wholly-owned subsidiary, Forestar (USA) Real Estate Group Inc. (“Forestar USA”), Forestar Group is providing certain information to potential investors that has not previously been publicly disclosed. Such information, which is set forth below and attached as Exhibit 99.1 hereto, which information is incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of Forestar Group’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing. By filing this report and furnishing the information herein, including the exhibits hereto, Forestar Group makes no admission as to the materiality of any such information.
     The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The proposed offerings of the notes are subject to certain market and other conditions, and may not occur as described or at all.
     Except as otherwise indicated or unless the context otherwise requires, the terms “we,” “us,” “Forestar,” “our,” “our company,” and the “Company” refer to Forestar Group Inc. and its consolidated subsidiaries, including Forestar (USA) Real Estate Group Inc. References to “Forestar Group” refer to Forestar Group Inc. only and references to “Forestar USA” refer to Forestar (USA) Real Estate Group Inc. only.
Amendment to Senior Secured Credit Facility
     On May 6, 2011, we and certain of our affiliates entered into an amendment to our senior secured credit facility with KeyBank National Association and other financial institutions party thereto. The purpose of the amendment was to provide us with additional flexibility, including with respect to the proposed note offerings (the “Offerings”), and to make certain technical and other changes, including to the borrowing base, that would have effect only if one or both of the Offerings were completed.
     Prior to the consummation of the Offerings, which, if completed, will permanently repay all amounts outstanding under the term loan portion of our senior secured credit facility, we will have approximately $130 million of borrowings outstanding under the term loan portion of our senior secured credit facility.
     The senior secured credit facility provides for a revolving line of credit with commitments of $200 million, subject to an increase in commitments upon our request and the fulfillment of certain conditions up to $450 million, less the amount of any outstanding term loans under the senior secured credit facility (which term loan will be repaid in full with the proceeds of the Offerings). Our ability to borrow under the revolving loans under our senior secured credit facility is limited to the lesser of the commitment amount or the borrowing base. We expect to have a borrowing base of approximately $196 million under the senior secured credit facility following the Offerings. The revolving loans under the senior secured credit facility mature August 6, 2013, with a one-year extension at the Company’s option to August 6, 2014.
     We expect to have borrowings of $50 million under the revolving loans under our senior secured credit facility upon the closing of the Offerings.
Borrowing Base
     Upon completion of the Offerings, the senior secured credit facility will be subject to a modified borrowing base. To the extent not already provided, obligations under the senior secured credit facility will be secured by mortgages in all real estate included in the borrowing base. Land under development and a portion of raw entitled land will be removed from the borrowing base. To permit the removal of these assets from the borrowing base, following the completion of the Offerings, high value timberland may constitute up to 25% of the borrowing base as compared to 15% of the borrowing base prior to the completion of the Offering.
     This summary is qualified in its entirety by reference to the amendment, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Risk Factors
     We will provide the following additional or updated risk factors below relating to our business that should be considered, along with other information provided by us, before making any investment in our company. Any of these risks, including those previously disclosed, could materially adversely affect our business, financial condition, results of operations and cash flows. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations and cash flows.
Current global financial conditions have been characterized by increased volatility which could have a material adverse effect on our business, prospects, liquidity, financial condition and results of operations.
     Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot assure you that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations could have a material adverse effect on our business, prospects, liquidity, financial condition and results of operations.
Our business may suffer if we lose key personnel.
     We depend to a large extent on the services of certain key management personnel. These individuals have extensive experience and expertise in our business segments in which they work. The loss of any of these individuals could have a material adverse effect on our operations. We do not maintain key-man life insurance with respect to any of our employees. Our success will be dependent on our ability to continue to employ and retain skilled personnel in each of our business segments.
If the Temple-Inland mill complex in Rome, Georgia were to permanently cease operations, the price we receive for our wood fiber may decline, and the cost of delivering logs to alternative customers could increase.
     Prior to our 2007 spin-off from Temple-Inland Inc. (“Temple-Inland”), we entered into an agreement to sell wood fiber to Temple-Inland at market prices, primarily for use at Temple-Inland’s Rome, Georgia mill complex. The agreement expires in 2013, although the purchase and sale commitments (including the sale price) are established annually based on our annual harvest plan. A significant portion of our fiber resources revenues are generated though this agreement. The Temple-Inland Rome mill complex is a significant consumer of wood fiber within the immediate area in which a substantial portion of our Georgia timberlands are located. If the Temple-Inland mill complex in Rome, Georgia was to permanently cease operations, was not willing to pay for wood fiber at a price we deem acceptable or was to cease purchasing wood fiber from us after the expiration of our agreement in 2013, we may not be able to enter into agreements with alternative customers for the wood fiber, any agreements with alternative customers we do enter into may be for lower rates than we currently receive from Temple-Inland and the cost of delivering wood fiber to such alternative customers could increase.
Our ability to harvest and deliver timber may be affected by our sales of timberland and may be subject to other limitations, which could adversely affect our operations.
     Since 2009, we have sold approximately 119,000 acres of our timberland in accordance with our near-term strategic initiatives announced in 2009. As of March 31, 2011, we owned approximately 196,000 acres of timberland, of which 55,000 were classified as held for sale. Sales of our timberland reduce the amount of timber that we have available for harvest.
     In addition, weather conditions, timber growth cycles, access limitations, availability of contract loggers and haulers, and regulatory requirements associated with the protection of wildlife and water resources may restrict harvesting of timberlands as may other factors, including damage by fire, insect infestation, disease, prolonged drought, flooding and other natural disasters. Although damage from such natural causes usually is localized and affects only a limited percentage of the timber, there can be no assurance that any damage affecting our timberlands will in fact be so limited. As is common in the forest products industry, we do not maintain insurance coverage with respect to damage to our timberlands.
     The revenues, income and cash flow from operations for our fiber resources segment are dependent to a significant extent on the pricing of our products and our continued ability to harvest timber at adequate levels.
Asset Value
     Based upon the adjusted asset value as defined in our senior secured credit facility, our real estate and natural resources assets were valued at approximately $1.2 billion as of March 31, 2011, excluding the value of our water rights. Adjusted asset value generally represents the sum of our unrestricted cash; market values of our wholly-owned land calculated based on a combination of appraisals (which were dated between December 31, 2010 and February 8, 2011 for the March 31, 2011 calculation) and book value; minerals business enterprise value calculated as four times its trailing twelve month EBITDA; book value of our other real estate owned without regard to any indebtedness; and our pro-rata share of joint ventures’ total assets without regard to any indebtedness.
     This adjusted asset value is principally determined by annual appraisals performed on almost 200,000 acres (or over 90 percent) of pledged real estate assets, which include wholly-owned timberland, land in the entitlement process and raw entitled land. The adjusted asset value of these pledged real estate and natural resource assets was approximately $775 million as of March 31, 2011 (latest annual appraisals were completed between December 31, 2010 and February 8, 2011). The remaining $425 million in adjusted asset value is principally comprised of our share of the book value of all remaining wholly-owned and joint-venture real estate assets and four times trailing twelve month EBITDA from our minerals segment.
     The adjusted asset value of our real estate and mineral assets was determined in accordance with the requirements of our senior secured credit facility and is subject to inherent limitations, including the date of the appraisals on which it is based, the accuracy of management estimates which comprise a portion of such calculation and the validity of the other assumptions utilized in the calculation of that value. Accordingly, the adjusted asset value may not accurately reflect the market value of our assets.
Contractual Obligations
     As of December 31, 2010, without giving effect to the amendment to our senior secured credit facility and the proposed offerings (including any use of the proceeds from the offerings), contractual obligations consisted of:

	Payments Due or Expiring by Year
	Total	2011	2012-13	2014-15	Thereafter
	(In thousands)
Debt(a)(b)	$221,589	$47,506	$16,916	$127,231	$29,936
Interest payments on debt	51,300	10,993	20,896	16,640	2,771
Purchase obligations	11,392	11,392	—	—	—
Operating leases	22,390	2,621	4,828	3,979	10,962
Venture contributions	1,708	1,708	—	—	—

Total	$308,379	$74,220	$42,640	$147,850	$43,669

(a)	Items included in our balance sheet. In 2011, payments due or expiring include about $34,366,000 in consolidated venture borrowings which are non-recourse to us. We believe it is likely that the venture will be able to extend or refinance these borrowings in 2011; however, there is no assurance that this can be done. We do not believe that the ultimate resolution of this matter will have a significant effect on our earnings or financial position.

(b)	As a result of certain transfers of Forestar Group common stock or Forestar USA equity interests (including the pledge of those equity interests to secure the notes), under a $26.5 million secured term loan for which one of our wholly-owned subsidiaries is the borrower, the lender under that facility may be entitled to require our subsidiary to repay the loan in full prior to its scheduled maturity in January 2018. While we are currently seeking an amendment or waiver of this provision from the lender under such facility, there can be no assurance if or when we will receive any such amendment or waiver or the terms or conditions thereof. While neither Forestar USA nor any guarantor of the notes has any direct obligation for that secured term loan, in the event that such a demand were made and other financing sources were not available, we may elect to provide that subsidiary with sufficient capital to meet its obligations under the loan, which would reduce our available liquidity. There can be no assurance if or when there will be any such acceleration and our available liquidity at such time.
Recent Development
     In May 2011, we purchased for $21.0 million a distressed loan secured by a mixed-use development in Houston, Texas. The development, called Discovery at Spring Trails, is a well-located real estate asset that currently consists of 300 homes on lots that have been sold, 90 developed lots available for sale and 800 acres to be developed as residential lots or commercial tracts.
Item 8.01 Other Events.
     On May 31, 2011, we announced Forestar USA’s intention to offer $150 million aggregate principal amount of senior secured notes due 2019 and Forestar Group’s intention to offer $100 million aggregate principal amount of convertible senior notes due 2018. These offerings are being made solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act, and, in the case of the senior secured notes, to certain non-U.S. persons, as defined under Regulation S under the Securities Act. The senior secured notes will be secured obligations of Forestar USA, and will be guaranteed by Forestar Group and certain of its current and wholly-owned domestic subsidiaries. Each notes offering is being made pursuant to a confidential preliminary offering memorandum dated May 31, 2011.
     The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The proposed offerings of the notes is subject to certain market and other conditions, and may not occur as described or at all.
     A copy of the press release announcing the notes offerings is filed as Exhibit 99.2 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	First Amendment to Amended & Restated Revolving and Term Credit Agreement

99.2	Press Release dated May 31, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	FORESTAR GROUP INC.

	By:	/s/ David M. Grimm

	Name:	David M. Grimm
	Title:	Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1	First Amendment to Amended & Restated Revolving and Term Credit Agreement

99.2	Press Release dated May 31, 2011